Exhibit 10.11

FRANCESCA’S HOLDINGS CORPORATION

STOCK INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AWARD AGREEMENT

THIS NONQUALIFIED STOCK OPTION AWARD AGREEMENT (this “Option Agreement”) dated December 14, 2010 by and between Francesca’s Holdings Corporation, a Delaware corporation (the “Corporation”), and Gene Morphis (the “Participant”) evidences the stock option (the “Option”) granted by the Corporation to the Participant as to the number of shares of the Corporation’s Common Stock, par value $0.01 per share, first set forth below.

Number of Shares of Common Stock:[1]	192,217	Award Date: December 1, 2010

Exercise Price per Share:[1]	$10.19	Expiration Date:[1,2] November 30, 2020

Vesting1,2 Subject to the Participant’s continued service through the applicable vesting date, the Option shall vest in equal installments on the last day of each month following October 18, 2010 so that the Option shall be fully vested on October 18, 2015.

The Option is granted under the Francesca’s Holdings Corporation Stock Incentive Plan (the “Plan”) and subject to the Terms and Conditions of Stock Option (the “Terms”) attached to this Option Agreement (incorporated herein by this reference) and to the Plan. The Option has been granted to the Participant in addition to, and not in lieu of, any other form of compensation otherwise payable or to be paid to the Participant. Capitalized terms are defined in the Plan if not defined herein. The parties agree to the terms of the Option set forth herein. The Participant acknowledges receipt of a copy of the Terms, the Plan and the Stockholders’ Agreement and specifically acknowledges and agrees to Section 12 of the Terms, and agrees to maintain in confidence all information provided to him/her in connection with the Option.

“PARTICIPANT”	FRANCESCA’S HOLDINGS CORPORATION, a Delaware corporation

/s/ Gene Morphis	By:	/s/ John De Meritt
Signature		John De Meritt, President/CEO

Gene Morphis
Print Name

[Address on file]
Address

City, State, Zip Code

[1]	Subject to adjustment under Section 7.3.1 of the Plan.
[2]	Subject to early termination under Section 5.6 or 7.3 of the Plan.

TERMS AND CONDITIONS OF STOCK OPTION

1.	Vesting: Limits on Exercise.

The Option shall vest and become exercisable in percentage installments of the aggregate number of shares subject to the Option as set forth on the cover page of this Option Agreement. The Option may be exercised only to the extent the Option is vested and exercisable.

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Cumulative Exercisability. To the extent that the Option is vested and exercisable, the Participant has the right to exercise the Option (to the extent not previously exercised), and such right shall continue, until the expiration or earlier termination of the Option.

•	No Fractional Shares. Fractional share interests shall be disregarded, but may be cumulated.

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Minimum Exercise. No fewer than 1,000 shares of Common Stock (subject to adjustment under Section 7.3.1 of the Plan) may be purchased at any one time, unless the number purchased is the total number at the time exercisable under the Option.

2.	Continuance of Employment/Service Required; No Employment/Service Commitment.

The vesting schedule requires continued employment or service through each applicable vesting date as a condition to the vesting of the applicable installment of the Option and the rights and benefits under this Option Agreement. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Participant to any proportionate vesting as to such vesting period or avoid or mitigate a termination of rights and benefits upon or following a termination of employment or services as provided in Section 4 below or under the Plan.

Nothing contained in this Option Agreement or the Plan constitutes a continued employment or service commitment by the Corporation or any of its Affiliates, affects the Participant’s status, if he or she is an employee, as an employee at will who is subject to termination without cause, confers upon the Participant any right to remain employed by or in service to the Corporation or any Affiliate, interferes in any way with the right of the Corporation or any Affiliate at any time to terminate such employment or service, or affects the right of the Corporation or any Affiliate to increase or decrease the Participant’s other compensation.

3.	Method of Exercise of Option.

The Option shall be exercisable by the delivery to the Secretary of the Corporation (or such other person as the Administrator may require pursuant to such administrative exercise procedures as the Administrator may implement from time to time) of:

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an executed Exercise Agreement (stating the number of shares of Common Stock to be purchased pursuant to the Option) in substantially the form attached hereto as Exhibit A or such other form as the Administrator may require from time to time (the “Exercise Agreement”);

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payment in full for the Exercise Price of the shares to be purchased, in cash or by electronic funds transfer to the Corporation, or by certified or cashier’s check payable to the order of the Corporation subject to such specific procedures or directions as the Administrator may establish;

•	any written statements or agreements required pursuant to Section 7.5.1 of the Plan;

•	satisfaction of the tax withholding provisions of Section 7.6 of the Plan; and

•	a duly executed Joinder Agreement.

The Administrator also may, but is not required to, authorize a non-cash payment alternative pursuant to the terms of the Plan.

4.	Early Termination of Option.

The Option, to the extent not previously exercised, and all other rights in respect thereof, whether vested and exercisable or not, shall terminate and become null and void prior to the Expiration Date in the event of:

•	the termination of the Participant’s employment or services as provided in Section 5.6 of the Plan, or

•	the termination of the Option pursuant to Section 7.3 of the Plan.

5.	Non-Transferability and Other Restrictions.

The Option and any other rights of the Participant under this Option Agreement or the Plan are nontransferable and exercisable only by the Participant, except as set forth in Section 7.2 of the Plan. Any shares of Common Stock issued on exercise of the Option are subject to substantial restrictions on transfer, and are subject to call, rights of first refusal, and other rights as set forth herein, in the Exercise Agreement and the Stockholders’ Agreement.

6.	Securities Law Compliance.

The Participant acknowledges that the Option and the shares of Common Stock are not being registered under the Securities Act, based, in part, in reliance upon an exemption from registration under Securities and Exchange Commission Rule 701 promulgated under the Securities Act, and a comparable exemption from qualification under applicable state securities laws, as each may be amended from time to time. The Participant, by executing this Option Agreement, hereby makes the following representations to the Corporation and acknowledges that the Corporation’s reliance on federal and state securities law exemptions from registration and qualification is predicated, in substantial part, upon the accuracy of these representations:

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The Participant is acquiring the Option and, if and when he/she exercises the Option, will acquire the shares of Common Stock solely for the Participant’s own account, for investment purposes only, and not with a view to or an intent to sell, or to offer for resale in connection with any unregistered distribution, all or any portion of the shares within the meaning of the Securities Act and/or any applicable state securities laws.

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The Participant has had an opportunity to ask questions and receive answers from the Corporation regarding the terms and conditions of the Option and the restrictions imposed on any shares of Common Stock purchased upon exercise of the Option. The Participant has been furnished with, and/or has access to, such information as he or she considers necessary or appropriate for deciding whether to exercise the Option and purchase shares of Common Stock. However, in evaluating the merits and risks of an investment in the Common Stock, the Participant has and will rely upon the advice of his/her own legal counsel, tax advisors, and/or investment advisors.

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The Participant is aware that the Option may be of no practical value, that any value it may have depends on its vesting and exercisability as well as an increase in the Fair Market Value of the underlying shares of Common Stock to an amount in excess of the Exercise Price, and that any investment in common shares of a closely held corporation such as the Corporation is non-marketable, non-transferable and could require capital to be invested for an indefinite period of time, possibly without return, and at substantial risk of loss.

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The Participant understands that any shares of Common Stock acquired on exercise of the Option will be characterized as “restricted securities” under the federal securities laws, and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances, including in accordance with the conditions of Rule 144 promulgated under the Securities Act, as presently in effect, with which the Participant is familiar.

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The Participant has read and understands the restrictions and limitations set forth in the Plan, this Option Agreement (including these Terms), and the Exercise Agreement, which are imposed on the Option and any shares of Common Stock which may be acquired upon exercise of the Option.

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At no time was an oral representation made to the Participant relating to the Option or the purchase of shares of Common Stock and the Participant was not presented with or solicited by any promotional meeting or material relating to the Option or the Common Stock.

7.	Limited Call Right; Mandatory Sale; Transfer Restrictions.

7.1 Corporation’s Call Right. The Corporation shall have the right (but not the obligation), subject to the terms and conditions of this Section 7, to repurchase in one or more transactions, and the Participant (or any permitted transferee) shall be obligated to sell any of the Shares acquired upon exercise of the Option at the Repurchase Price (as defined below) (the “Call Right”). To exercise the Call Right, the Corporation must give written notice thereof to the Participant (the “Call Notice”) during the Call Period determined under Section 7.4. The Call Notice is irrevocable by the Corporation and must (a) be in writing and signed by an authorized officer of the Corporation, (b) set forth the Corporation’s intent to exercise the Call Right and contain the total number of Shares to be sold to the Corporation pursuant to the Call Right, and (c) be mailed or delivered in accordance with Section 9.

7.2 Repurchase Price. The price per Share to be paid by the Corporation upon settlement of the Corporation’s Call Right (the “Repurchase Price”) shall equal the Fair Market Value of a Share determined as of the date of the Call Notice; provided, however, that if the Participant’s separation from the Company is for Cause, the Repurchase Price shall equal the lesser of (x) the Fair Market Value of a Share determined as of the date of the Call Notice and (y) the Exercise Price paid for the Share.

7.3 Closing. The closing of any repurchase under this Section 7 shall be at a date to be specified by the Corporation, such date to be no later than 30 days after the date of the Call Notice. The purchase price shall be paid at the closing in the form of a check or by cancellation of money purchase indebtedness against surrender by the Participant of a stock certificate evidencing the Shares with duly endorsed stock powers. No adjustments (other than pursuant to Section 7.3.1 of the Plan) shall be made to the purchase price for fluctuations in the fair market value of the Common Stock after the date of the Call Notice.

7.4 Call Period; Termination of Call Right. The “Call Period” is the period of time during which the Call Notice must be delivered to the Participant in the event the Corporation wants to exercise its Call Right. The Call Period as to any particular Shares acquired upon exercise of the Option shall commence on the later of:

(a)	the Participant’s Severance Date (determined in accordance with the Plan); or

(b)	the date that is six months and one day after the Participant acquired the Shares from the Corporation upon exercise of the Option.

The Call Period as to any particular Shares acquired upon exercise of the Option shall terminate on the first to occur of:

(x)	twelve (12) months after the later of (i) the Participant’s Severance Date or (ii) the date that the Participant acquired the Shares from the Corporation upon exercise of the Option; or

(y)	the Public Offering.

7.5 Assignment. Notwithstanding anything to the contrary, the Corporation may assign any or all of its rights under this Section 7 to one or more stockholders of the Corporation.

8.	No Stockholder Rights Following Exercise of a Call.

If the Participant (or any permitted transferee) holds Shares as to which the Call Right has been exercised, the Participant shall be entitled to payment in accordance with the provisions of Section 7, but (unless otherwise required by law) shall no longer be entitled to participation in the Corporation or other rights as a stockholder with respect to the shares subject to the call or repurchase. To the maximum extent permitted by law, the Participant’s rights following the exercise of the Call Right shall, with respect to the call and the Shares covered thereby, be solely the rights that he or she has as a general creditor of the Corporation to receive payment of the amount specified in Section 7.

9.	Notices.

Any notice to be given under the terms of this Option Agreement or the Exercise Agreement shall be in writing and addressed to the Corporation at its principal office to the attention of the Secretary, and to the Participant at the address reflected or last reflected on the Corporation’s payroll records. Any notice shall be delivered in person or shall be enclosed in a properly sealed envelope, addressed as aforesaid, registered or certified, and deposited (postage and registry or certification fee prepaid) in a post office or branch post office regularly maintained by the United States Government. Any such notice shall be given only when received, but if the Participant is no longer an Eligible Person, shall be deemed to have been duly given five business days after the date mailed in accordance with the foregoing provisions of this Section 9.

10.	Plan; Stockholders’ Agreement.

The Option and all rights of the Participant under this Option Agreement are subject to the terms and conditions of the Plan and the Stockholders’ Agreement, incorporated herein by this reference. The Participant agrees to be bound by the terms of the Plan, this Option Agreement (including these Terms) and the Stockholders’ Agreement (once a Joinder Agreement has been duly executed). The Participant acknowledges having read and understood the Plan, the Stockholders’ Agreement, and this Option Agreement. Unless otherwise expressly provided in other sections of this Option Agreement, provisions of the Plan that confer discretionary authority on the Board or the Administrator do not and shall not be deemed to create any rights in the Participant unless such rights are expressly set forth herein or are otherwise in the sole discretion of the Board or the Administrator so conferred by appropriate action of the Board or the Administrator under the Plan after the date hereof.

11.	Entire Agreement.

This Option Agreement (including these Terms and together with the form of Exercise Agreement attached hereto) and the Plan together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, this Option Agreement and the Exercise Agreement may be amended pursuant to Section 7.7 of the Plan. Such amendment must be in writing and signed by the Corporation. The Corporation may, however, unilaterally waive any provision hereof or of the Exercise Agreement in writing to the extent such waiver does not adversely affect the interests of the Participant hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

12.	Satisfaction of All Rights to Equity.

The Option is in complete satisfaction of any and all rights that the Participant may have (under an employment, consulting, or other written or oral agreement with the Corporation or any of its Affiliates, or otherwise) to receive (1) stock options or stock awards with respect to the securities of the Corporation or any of its Affiliates, and/or (2) any other equity or derivative security in or with respect to the Corporation or any of its Affiliates. This Option Agreement supersedes the terms of all prior understandings and agreements, written or oral, of the parties with respect to such matters. The Participant shall have no further rights or benefits under any prior agreement conveying any right with respect to any security or derivative security in or with respect to the Corporation or any of its Affiliates. The foregoing notwithstanding, this Section 12 shall not adversely affect the Participant’s rights under any prior stock option or stock award agreement under the Plan (provided such agreement is expressly labeled as a stock option or stock award agreement under the Plan and is similar in form to this Option Agreement) which has been signed by an authorized officer of the Corporation.

13.	Governing Law; Limited Rights; Severability.

13.1. Delaware Law; Construction. This Option Agreement and the Exercise Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without regard to conflict of law principles thereunder. The terms of the Option grant have resulted from the negotiations of the parties and each of the parties has had an opportunity to obtain and consult with its own counsel. The language of all parts of the Plan, this Option Agreement (including these Terms) and the Exercise Agreement shall in all cases be construed as a whole, according to its fair meaning, and not strictly for or against either of the parties.

13.2. Limited Rights. The Participant has no rights as a stockholder of the Corporation with respect to the Option as set forth in Section 7.8 of the Plan. The Option does not place any limit on the corporate authority of the Corporation as set forth in Section 7.15 of the Plan.

13.3. Severability. If a court of competent jurisdiction determines that any portion of this Option Agreement, the Plan, or the Exercise Agreement is in violation of any statute or public policy, then only the portions of this Option Agreement, the Plan, or the Exercise Agreement, as applicable, which violate such statute or public policy shall be stricken, and all portions of this Option Agreement, the Plan, and the Exercise Agreement which do not violate any statute or public policy shall continue in full force and effect. Furthermore, it is the parties’ intent that any court order striking any portion of this Option Agreement, the Plan, and/or the Exercise Agreement should modify the stricken terms as narrowly as possible to give as much effect as possible to the intentions of the parties hereunder.

14.	Waiver of Jury Trial.

EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM AGAINST OUT OF OR RELATING TO THE PLAN OR THIS OPTION AGREEMENT (INCLUDING THESE TERMS).

15.	Non-Solicitation.

During the employment period and during the twelve (12) month period following Participant’s termination of employment for any reason, Participant agree not to directly or indirectly through any other person (i) induce or attempt to induce any employee or independent contractor of the Corporation or any affiliate of the Corporation to leave the employ or service, as applicable, of the Corporation or such affiliate, or in any way interfere with the relationship between the Corporation or any such affiliate, on the one hand, and any employee or independent contractor thereof, on the other hand, or (ii) hire any person who was an employee of the Corporation or any affiliate of the Corporation until twelve (12) months after such individual’s employment relationship with the Corporation or such affiliate has been terminated.

16.	Obligation to Maintain Confidentiality.

“Confidential Information” means as all information of any sort (whether merely remembered or embodied in a tangible or intangible form) that is (i) related to the Corporation’s or its subsidiaries’ prior, current or potential business and (ii) not generally or publicly known. Participant agrees that Participant shall not disclose or use for Participant’s own account any of the Confidential Information, except as reasonably necessary for the performance of Participant’s duties as an employee of the Corporation and its subsidiaries unless and to the extent that any Confidential Information (i) becomes generally known to and available for use by the public other than as a result of Participant’s improper acts or omissions to act or (ii) is required to be disclosed pursuant to any applicable law, regulatory action or court order; provided, however, that Participant must give the Corporation prompt written notice of any such legal requirement, disclose no more information than is so required, and cooperate fully with all efforts by the Corporation (at the Corporation’s sole expense) to obtain a protective order or similar confidentiality treatment for such information. Upon the termination of the employment period, Participant agree to deliver to the Corporation, upon request, all equipment, memoranda, notes, plans, records, reports and other documents (and copies thereof) relating to the business of the Corporation or its subsidiaries (including, without limitation, all Confidential Information) that Participant may then possess or have under Participant’s control, other than such documents as are generally or publicly known other than as a result of Participant’s breach or actions in violation of this Agreement.

(Remainder of Page Intentionally Left Blank)

EXHIBIT A

FRANCESCA’S HOLDINGS CORPORATION

STOCK INCENTIVE PLAN

OPTION EXERCISE AGREEMENT

The undersigned (the “Purchaser”) hereby irrevocably elects to exercise his/her right, evidenced by that certain Stock Option Agreement dated as of              (the “Option Agreement”) under the Francesca’s Holdings Corporation Stock Incentive Plan (the “Plan”), as follows:

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the Purchaser hereby irrevocably elects to purchase              shares of Common Stock, par value $0.01 per share (the “Shares”), of Francesca’s Holdings Corporation, a Delaware corporation (the “Corporation”), and

•	such purchase shall be at the price of $ per share, for an aggregate amount of $ .

The Purchaser agrees and acknowledges that this purchase is subject to applicable withholding taxes pursuant to Section 7.6 of the Plan. Capitalized terms are defined in the Plan if not defined herein.

1. Delivery of Share Certificate. The Purchaser requests that a certificate representing the Shares be registered to Purchaser and delivered to:

                                                                                                                                                                                                         .

2. Investment Representations. The Purchaser acknowledges that the sale of the Shares by the Purchaser is restricted by Securities and Exchange Commission Rule 701. The Purchaser hereby affirms as made as of the date hereof the representations in Section 6 of the “Terms and Conditions of Stock Option” (which are attached to and a part of the Option Agreement, the “Terms”) and such representations are incorporated herein by this reference. The Purchaser represents that he/she has no need for liquidity in this investment, has the ability to bear the economic risk of this investment, and can afford a complete loss of the purchase price for the Shares.

The Purchaser also understands and acknowledges (a) that the certificates representing the Shares will be legended as provided for in Section 7.5.3 of the Plan, and (b) that the Corporation has no obligation to register the Shares or file any registration statement under federal or state securities laws.

3. Limitation on Disposition and Other Restrictions. The Shares are subject to and the Purchaser hereby agrees to the following terms and conditions of the sale of the Shares to the Purchaser:

•	any transfer of the Shares must comply with the restrictions on transfer set forth in Section 7.5 of the Plan and all applicable laws;

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the Shares are subject to, and following any otherwise permitted transfer of the Shares, the Shares shall remain subject to and the transferee shall be bound by the terms and conditions of this Exercise Agreement, the Plan, the Terms and the Stockholders’ Agreement, including, without limitation, the lock-up provisions set forth in the Stockholders’ Agreement, the right of first offer provisions set forth in the Stockholders’ Agreement, the Corporation’s call right set forth in Sections 7 of the Terms, the share legend requirements of Section 7.5.3 of the Plan, the waiver of jury trial provisions in Section 14 of the Terms and the foregoing provisions of this Section 3;

•	as required by Section 3 of the Terms, the Purchaser has enclosed herewith a duly executed Joinder Agreement; and

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as a condition to any otherwise permitted transfer of the Shares, the Corporation may require the transferee to execute a written agreement, in a form acceptable to the Administrator, that the transferee acknowledges and agrees to the foregoing terms and restrictions imposed on the Shares.

4. Plan, Option Agreement and Stockholders’ Agreement. The Purchaser acknowledges that all of his/her rights are subject to, and the Purchaser agrees to be bound by, all of the terms and conditions of the Plan, the Option Agreement (including the Terms), and the Stockholders’ Agreement, each of which are incorporated herein by this reference. If a conflict or inconsistency between the terms and conditions of this Exercise Agreement and of the Plan or the Option Agreement shall arise, the terms and conditions of the Plan and/or the Option Agreement shall govern. The Purchaser acknowledges receipt of a copy of all documents referenced herein (including the Terms) and acknowledges reading and understanding these documents and having an opportunity to ask any questions that he/she may have had about them.

5. Entire Agreement. This Exercise Agreement, the Option Agreement (including the Terms), the Plan and the Stockholders’ Agreement together constitute the entire agreement and supersede all prior understandings and agreements, written or oral, of the parties hereto with respect to the subject matter hereof. The Plan, the Option Agreement and this Exercise Agreement may be amended pursuant to Section 7.7 of the Plan. Such amendment must be in writing and signed by the Company. The Company may, however, unilaterally waive any provision hereof or of the Option Agreement in writing to the extent such waiver does not adversely affect the interests of the Purchaser hereunder, but no such waiver shall operate as or be construed to be a subsequent waiver of the same provision or a waiver of any other provision hereof.

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“PURCHASER”	ACCEPTED BY:
FRANCESCA’S HOLDINGS
CORPORATION,
Signature	a Delaware corporation
Print Name	By:

Its:
Date	(To be completed by the corporation after the price (including applicable withholding taxes), value (if applicable) and receipt of funds is verified.)

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